UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 16, 2011
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 1.01.	Entry Into a Material Definitive Agreement

On September 16, 2011, Rayonier Inc. ("Rayonier"), entered into agreements to acquire approximately 250,000 acres of timberlands from Joshua Timberlands LLC and Oklahoma Timber, LLC for approximately $330 million in the aggregate (the “Acquisition”).  The timberlands to be acquired are located in Louisiana, Mississippi, Alabama and Oklahoma.  The Acquisition is expected to close in the fourth quarter of this year, and will be initially funded using cash on hand, borrowings under Rayonier's revolving credit facility and the assumption of existing debt of the sellers. Closing is subject to customary conditions, including consent to the purchaser's assumption of debt by the lender and satisfactory completion of due diligence. The description of the agreements in this report is a summary and is qualified in its entirety by the terms of the agreements.

Item 9.01.	Financial Statements and Exhibits

A copy of the press release announcing the Acquisition is attached hereto as Exhibit 99.1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ HANS E. VANDEN NOORT
Hans E. Vanden Noort
Senior Vice President and
Chief Financial Officer
September 16, 2011

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press release entitled “Rayonier Signs Agreement to Acquire 250,000 Acres” issued September 16, 2011.	Furnished herewith

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